TORCHMARK CORPORATION REPORTS
Second Quarter 2019 Results

McKinney, TX, July 24, 2019—Torchmark Corporation (NYSE: TMK) reported today that for the quarter ended June 30, 2019, net income was $1.67 per diluted common share, compared with $1.59 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.67 per diluted common share, compared with $1.51 per diluted common share for the year-ago quarter.

Torchmark also announced today that its corporate name will be changed to Globe Life Inc. effective August 8, 2019. The NYSE ticker will be changed to GL on August 9, 2019. The name change is part of a brand alignment strategy which will enhance the Company's ability to build name recognition with potential customers and agent recruits through use of a single brand. The underwriting companies owned by the Parent Company will continue to exist as legal entities, but over a period of time will go to market under the Globe Life name to leverage branding initiatives implemented at Globe Life And Accident Insurance Company in recent years.

HIGHLIGHTS:

●	Net income as an ROE was 12.3%. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 14.6%.

●	Life underwriting margin at American Income Exclusive Agency and Globe Life Direct Response both increased over the year-ago quarter by 9%.

●	Health underwriting margin at Family Heritage Exclusive Agency increased over the year-ago quarter by 14%.

●	Life premiums increased over the year-ago quarter by 7% at American Income Exclusive Agency and health premiums increased over the year-ago quarter by 8% at Family Heritage Exclusive Agency.

●	Net health sales increased over the year-ago quarter by 14%.
●	979,215 shares of common stock were repurchased during the quarter.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

RESULTS OF OPERATIONS
Net operating income, a non-GAAP(1) financial measure, has been used consistently by Torchmark’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.
The following table represents Torchmark's operating summary for the three months ended June 30, 2019 and 2018:

Operating Summary
	Per Share
	Three Months Ended June 30,			Three Months Ended June 30,
	2019	2018	% Chg.	2019	2018	% Chg.
Insurance underwriting income(2)	$1.60	$1.46	10	$178,556	$168,446	6
Excess investment income(2)	0.58	0.52	12	64,678	59,949	8
Parent company expense	(0.03)	(0.02)		(2,872)	(2,847)
Income tax	(0.42)	(0.38)	11	(47,114)	(44,251)	6
Stock compensation benefit (expense), net of tax	(0.06)	(0.05)		(6,366)	(6,237)
Net operating income	1.67	1.51	11	186,882	175,060	7

Reconciling items, net of tax:
Realized Gain (Loss)—Investments	0.04	0.08		4,072	9,333
Part D adjustments—Discontinued operations	—	—		(43)	32
Legal proceedings	(0.04)	—		(4,345)	—
Net income(3)	$1.67	$1.59		$186,566	$184,425

Weighted average diluted shares outstanding	111,586	115,651

(1)	GAAP is defined as accounting principles generally accepted in the United States of America.

(2)	Definitions included within this document.

(3)	A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this earnings release may not sum due to rounding.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

MANAGEMENT VS. GAAP MEASURES

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	June 30,
	2019	2018
Net income as a ROE(1)	12.3%	12.2%
Net operating income as a ROE (excluding net unrealized gains on fixed maturities)	14.6%	14.6%

Shareholders' equity	$6,700,398	$5,571,609
Impact of adjustment to exclude net unrealized gains on fixed maturities	(1,533,945)	(731,707)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,166,453	$4,839,902

Book value per share	$60.22	$48.44
Impact of adjustment to exclude net unrealized gains on fixed maturities	(13.79)	(6.36)
Book value per share, excluding net unrealized gains on fixed maturities	$46.43	$42.08
(1) Calculated using average shareholders' equity for the measurement period.

INSURANCE OPERATIONS—comparing Q2 2019 with Q2 2018:

Life insurance accounted for 74% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 25% of Torchmark’s insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 1%, while net health sales increased 14%.

The following table summarizes Torchmark's premium revenue by product type for the three months ended June 30, 2019 and 2018:

Insurance Premium Revenue
	Quarter Ended
	June 30, 2019	June 30, 2018	% Chg.
Life insurance	$631,201	$602,534	5
Health insurance	266,282	251,440	6
Annuity	1	5
Total	$897,484	$853,979	5

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

INSURANCE UNDERWRITING INCOME
Insurance underwriting margin is management’s measure of profitability of its life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, Parent Company expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Results of Operations section above.
The following table summarizes Torchmark's insurance underwriting income by segment for the three months ended June 30, 2019 and 2018:

Insurance Underwriting Income
	Quarter Ended
	June 30, 2019	% of Premium	June 30, 2018	% of Premium	% Chg.
Insurance underwriting margins:
Life	$175,050	28	$161,177	27	9
Health	60,159	23	59,538	24	1
Annuity	2,365		2,566
	237,574		223,281		6
Other income	398		441
Administrative expenses	(59,416)		(55,276)		7
Insurance underwriting income	$178,556		$168,446		6
Per share	$1.60		$1.46		10

Administrative Expenses were $59 million, up 7% from the year-ago quarter. The ratio of administrative expenses to premium was in line with expectations at 6.6%, compared with 6.5% for the year-ago quarter.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

LIFE INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at www.torchmarkcorp.com on the Investors page at "Financial Reports."

Life Underwriting Margin
	Quarter Ended
	June 30,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income Exclusive Agency	97,006	34	88,616	33	9
Globe Life Direct Response	39,042	18	35,735	17	9
Liberty National Exclusive Agency	18,136	25	17,045	25	6
Other Agencies	20,866	39	19,781	36	5
Total	$175,050	28	$161,177	27	9

Life Premium
	Quarter Ended
	June 30,
	2019	2018	% Chg.
American Income Exclusive Agency	$288,334	$269,658	7
Globe Life Direct Response	217,278	209,021	4
Liberty National Exclusive Agency	71,478	69,456	3
Other Agencies	54,111	54,399	(1)
Total	$631,201	$602,534	5

Life Net Sales(1)
	Quarter Ended
	June 30,
	2019	2018	% Chg.
American Income Exclusive Agency	$61,048	$59,670	2
Globe Life Direct Response	34,456	35,040	(2)
Liberty National Exclusive Agency	13,428	12,869	4
Other Agencies	3,207	3,678	(13)
Total	$112,139	$111,257	1

(1)
Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Globe Life Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

HEALTH INSURANCE RESULTS BY DISTRIBUTION CHANNEL

Health Underwriting Margin
	Quarter Ended
	June 30,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
United American Independent Agency	$14,390	14	$15,578	17	(8)
Family Heritage Exclusive Agency	17,901	25	15,771	23	14
Liberty National Exclusive Agency	11,837	25	12,371	26	(4)
American Income Exclusive Agency	13,040	53	12,682	54	3
Direct Response	2,991	16	3,136	17	(5)
Total	$60,159	23	$59,538	24	1

Health Premium
	Quarter Ended
	June 30,
	2019	2018	% Chg.
United American Independent Agency	$102,254	$93,555	9
Family Heritage Exclusive Agency	73,037	67,635	8
Liberty National Exclusive Agency	47,292	47,879	(1)
American Income Exclusive Agency	24,450	23,372	5
Direct Response	19,249	18,999	1
Total	$266,282	$251,440	6

Health Net Sales(1)
	Quarter Ended
	June 30,
	2019	2018	% Chg.
United American Independent Agency	$16,587	$13,410	24
Family Heritage Exclusive Agency	16,898	15,537	9
Liberty National Exclusive Agency	5,864	5,277	11
American Income Exclusive Agency	4,299	3,700	16
Direct Response	582	986	(41)
Total	$44,230	$38,910	14

(1)
Net sales is annualized premium issued (gross premium that would be received during the policies' first year in force and assuming that none of the policies lapsed or terminated), net of cancellations in the first thirty days after issue, except in the case of Globe Life Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired. We believe that net sales is a better indicator of the rate of premium growth than annualized premium issued.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

PRODUCING EXCLUSIVE AGENT COUNT RESULTS BY DISTRIBUTION CHANNEL

	Quarterly Average Producing Agent Count(1)					End of Quarter Agent Count
	June 30,			March 31,		June 30,			March 31,
	2019	2018	% Chg.	2019	% Chg.	2019	2018	% Chg.	2019	% Chg.
American Income Exclusive Agency	7,364	7,064	4	6,865	7	7,477	7,143	5	7,233	3
Liberty National Exclusive Agency	2,290	2,185	5	2,179	5	2,390	2,198	9	2,297	4
Family Heritage Exclusive Agency	1,081	1,052	3	1,002	8	1,089	1,090	—	1,020	7

(1) The quarterly average producing agent count is based on the actual count at the end of each week during the period.

INVESTMENTS

Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment, as it takes into consideration our stock repurchase program.

The following table summarizes Torchmark's investment income, excess investment income, and excess investment income per diluted common share.

Excess Investment Income
	Quarter Ended
	June 30,
	2019	2018	% Chg.
Net investment income	$227,425	$218,568	4
Required interest:
Interest on net policy liabilities(1)	(141,315)	(136,208)	4
Interest on debt	(21,432)	(22,411)	(4)
Total required interest	(162,747)	(158,619)	3
Excess investment income	$64,678	$59,949	8
Per share	$0.58	$0.52	12

(1)	Interest on net policy liabilities is a component of total policyholder benefits, a GAAP measure.

Net investment income increased 4%, while average invested assets increased 5%. Required interest on net policy liabilities increased 4%, while average net policy liabilities increased 3%. The weighted average discount rate for the net policy liabilities was 5.6% and in line with the year-ago quarter.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

The composition of the investment portfolio at book value at June 30, 2019 is as follows:

Investment Portfolio
	As of
	June 30, 2019
	Amount	% of Total
Fixed maturities at fair value(1)	$17,934,274	95%
Policy loans	560,469	3
Other long-term investments(2)	289,147	2
Short-term investments	74,116	—
Total	$18,858,006	100%
(1) Fixed maturities at amortized cost as of June 30, 2019 were $16.0 billion.
(2) Includes $165 million of investments accounted for under the fair value option which have an amortized cost of $157 million as of June 30, 2019.

Fixed maturities at amortized cost by asset class as of June 30, 2019 are as follows:

Fixed Maturity Portfolio by Sector
	As of
	June 30, 2019
	Investment Grade	Below Investment Grade	Total
Corporate bonds	$13,430,284	$573,556	$14,003,840
Municipal	1,364,901	444	1,365,345
Government-sponsored enterprises	330,339	—	330,339
Government and agencies	81,755	—	81,755
Collateralized debt obligations	—	57,172	57,172
Other asset-backed securities	131,421	14,400	145,821
Total	$15,338,700	$645,572	$15,984,272

The market value of Torchmark’s fixed maturity portfolio was $17.9 billion compared with amortized cost of $16.0 billion. Net unrealized gains were comprised of gross unrealized gains of $2.1 billion and gross unrealized losses of $109 million.

Torchmark is not a party to any derivatives contracts, including credit default swaps, and does not participate in securities lending.

At amortized cost, 96% of fixed maturities (97% at market value) were rated “investment grade.” The fixed maturity portfolio earned an annual effective yield of 5.50% during the second quarter of 2019, compared with 5.57% in the year-ago quarter.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

Comparable information for acquisitions of fixed maturity investments is as follows:

Fixed Maturity Acquisitions
	Quarter Ended
	June 30,
	2019	2018
Amount	$252,742	$181,688
Average annual effective yield	5.0%	5.2%
Average rating	A-	BBB+
Average life (in years) to:
Next call	23.7	16.0
Maturity	29.2	18.4

SHARE REPURCHASE:

During the quarter, the Company repurchased 979,215 shares of Torchmark Corporation common stock at a total cost of $85 million for an average share price of $87.18.

LIQUIDITY/CAPITAL:

Torchmark's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. Capital at the insurance companies is sufficient to support operations.

EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2019:

Torchmark projects that net operating income per share will be in the range of $6.67 to $6.77 for the year ending December 31, 2019.

NON-GAAP MEASURES:

In this news release, Torchmark includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Torchmark's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information including various GAAP and non-GAAP measurements are located at www.torchmarkcorp.com on the Investors page under “Financial Reports."

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Torchmark’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2018, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company’s website at www.torchmarkcorp.com on the Investors page. Torchmark specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Torchmark will provide a live audio webcast of its second quarter 2019 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, July 25, 2019. Access to the live webcast and replay will be available at www.torchmarkcorp.com on the Investors/Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Torchmark website at “Financial Reports.”

For additional information contact:
Mike Majors, Executive Vice President
Torchmark Corporation
3700 South Stonebridge Drive
P. O. Box 8080
McKinney, Texas 75070-8080
Phone: 972-569-3627 or email: tmkir@torchmarkcorp.com
Website: www.torchmarkcorp.com

TMK 2019 Q2 Earnings Release

TORCHMARK CORPORATION
Earnings Release—Q2 2019
(Dollar amounts in thousands, except share and per share data)
(Unaudited)

APPENDIX

TORCHMARK CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Life premium	$631,201	$602,534	$1,255,490	$1,200,837
Health premium	266,282	251,440	532,966	503,238
Other premium	1	5	1	10
Total premium	897,484	853,979	1,788,457	1,704,085
Net investment income	227,425	218,568	454,098	436,652
Realized gains (losses)	5,154	11,813	6,483	13,764
Other income	398	416	639	711
Total revenue	1,130,461	1,084,776	2,249,677	2,155,212

Benefits and expenses:
Life policyholder benefits	410,961	399,334	820,653	799,915
Health policyholder benefits	170,511	160,461	340,528	321,080
Other policyholder benefits	7,890	8,582	15,938	17,271
Total policyholder benefits	589,362	568,377	1,177,119	1,138,266
Amortization of deferred acquisition costs	138,165	129,077	273,987	258,697
Commissions, premium taxes, and non-deferred acquisition costs	73,698	69,427	147,163	139,066
Other operating expense	79,044	68,620	151,837	135,444
Interest expense	21,432	22,411	42,710	44,033
Total benefits and expenses	901,701	857,912	1,792,816	1,715,506

Income before income taxes	228,760	226,864	456,861	439,706
Income tax benefit (expense)	(42,151)	(42,471)	(84,858)	(81,602)
Income from continuing operations	186,609	184,393	372,003	358,104

Discontinued operations:
Income (loss) from discontinued operations, net of tax	(43)	32	(92)	(79)
Net income	$186,566	$184,425	$371,911	$358,025

Total basic net income per common share	$1.70	$1.63	$3.38	$3.15

Total diluted net income per common share	$1.67	$1.59	$3.32	$3.08

TMK 2019 Q2 Earnings Release